Exhibit 5.1

Form of Debevoise & Plimpton LLP Opinion

                    , 2004

American Seafoods Corporation

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, Washington 98121

American Seafoods Corporation

Registration Statement on Form S-1 (File No. 333-105499)

Ladies and Gentlemen:

We have acted as special counsel to American Seafoods Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-105499) (as amended to the date hereof, the “Registration Statement”) of the Company, relating to the proposed offer and sale (the “Offering”) by the Company of (i) Income Deposit Securities (the Income Deposit Securities to be sold in the Offering, including any Income Deposit Securities that may be sold upon exercise of the underwriters’ over-allotment option and any additional Income Deposit Securities that may be sold and registered in accordance with Rule 462(b) under the Securities Act, the “IDSs”) and (ii) $ aggregate principal amount of the Company’s % Notes due 2019 being sold separately from the IDSs. Each IDS represents (a) one share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”) (the shares of Common Stock represented by the IDSs to be sold in the Offering, including any shares represented by IDSs that may be sold upon exercise of the underwriters’ over-allotment option and any additional shares represented by IDSs that may be sold and registered in accordance with Rule 462(b) under the Securities Act, the “Shares”), and (b) $ aggregate principal amount of the Company’s % Notes due 2019. The % Notes due 2019 represented by the IDSs and those being sold separately from the IDSs, including any notes represented by IDSs that may be sold upon exercise of the underwriters’ over-allotment option and any additional notes represented by IDSs and notes sold separately from IDSs that may be sold and registered in accordance with Rule 462(b) under the Securities Act, are referred to herein collectively as the “Notes.” The Notes are to be issued pursuant to an indenture, to be dated the date of the closing of the Offering (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The obligations of the Company pursuant to the Notes will be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (such guarantees, collectively, the “Guarantees”). The IDSs will be represented by a certificate in global form (the “Global IDS Certificate”) to be executed by the Company and Wells Fargo Bank, National Association, as transfer agent and registrar (the “IDS Agent”).

In so acting, we have examined and relied upon the originals or certified, conformed or reproduction copies of such agreements, instruments, documents, records and certificates of the Company and the Guarantors, such certificates of public officials and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company and the Guarantors delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the Company and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Global IDS Certificate will have been duly executed by an authorized officer of the IDS Agent and will have been duly registered by the IDS Agent in the register maintained for such purpose, (b) the global certificate representing the Shares will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been duly registered by the registrar for the Common Stock in the register maintained for such purpose, (c) the Trustee has the power and authority to enter into and perform, and will have duly authorized, executed and delivered, the Indenture, (d) the Indenture will be valid, binding and enforceable with respect to the Trustee, and (e) the global certificate representing the Notes will have been duly authenticated by the Trustee in the manner provided in the Indenture.

Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

1. Upon the execution and issuance of the Global IDS Certificate by the Company, execution and registration thereof by the IDS Agent in accordance with the Global IDS Certificate and delivery of the IDSs against payment therefor in accordance with the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the IDSs will be valid and binding obligations of the Company.

2. When the Shares are executed and issued by the Company and delivered in connection with the delivery of the IDSs referred to in paragraph 1 hereof, the Shares will be validly issued, fully paid and non-assessable.

3. Upon the execution and delivery of the Indenture by the Company and the Guarantors, the execution and issuance of the Notes by the Company, the authentication of the Notes by the Trustee in accordance with the Indenture, and the delivery of Notes in connection with the delivery of the IDSs referred to in paragraph 1 hereof and the delivery of Notes being sold separately from the IDSs against payment therefor in accordance with the Underwriting Agreement, as the case may be, (a) the Notes will be valid and binding obligations of the Company and (b) the Guarantee of each Guarantor will be the valid and binding obligation of such Guarantor.

Our opinions are limited by and subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, and (2) general principles of equity (whether such principles are considered in a proceeding in law or equity), including, without limitation, concepts of good faith, reasonableness and fair dealing, standards of materiality, and limitations on enforceability to the extent that acceleration of indebtedness under any instrument may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to constitute unearned interest thereon.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect, and we do not express any opinion herein concerning any other laws. In rendering the opinion expressed in paragraph 3 above with respect to the Guarantees, we have relied on all matters relating to the laws of the State of Washington on the opinion of Mundt MacGregor L.L.P., State of Washington counsel to the Company, delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

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